UNITED FRONT, LLC

FINANCIAL STATEMENTS

For the years ended December 31, 2010 and 2009

(Unaudited)

UNITED FRONT, LCC
BALANCE SHEETS
(Unaudited)
	December 31, 2010	December 31, 2009

ASSETS

CURRENT ASSETS
Cash	$47	$390

Total current assets	47	390

Property, plant and equipment (net)	3,730	4,465

Total assets	$3,777	$4,855

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

STOCKHOLDERS' EQUITY
Retained earnings	4,855	3,817
Net income (loss)	(1,079)	1,038

Total stockholders' equity (deficit)	3,776	4,855

Total liabilities and stockholders' equity	$3,776	$4,855

UNITED FRONT, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

For the years ended December 31, 2010 and 2009

	December 31, 2010	December 31, 2009

REVENUES	$89,515	$188,549

GENERAL AND ADMINISTRATIVE EXPENSES
Advertising and promotion	1,135	2,105
Depreciation	1,326	1,087
Office supplies	1,188	1,937
Telephone	1,108	1,472
Travel and entertainment	17,167	19,727
Auto	1,744	3,539
Bank service charges	396	681
Dues and subscriptions	900	61
Equipment rental	12,585	12,794
Postage and delivery	93	355
Utilities	1,022	338
Professional fees	45	377
Rent	5,620	22,363
Production expenses	46,265	120,675
Income (loss) from operations	(1,079)	1,038
OTHER INCOME (EXPENSE)
Interest, net	-	-

Net income (loss)	$(1,079)	$1,038